SERVICE PLAN
(Class A Shares, Class A5 Shares, Class B Shares, Class B5 Shares, Class C Shares, Class
C5 Shares, Class R Shares and Class R5 Shares)
(Reimbursement)
     The plan set forth below (the “Service Plan”) for each registered investment company, as described in Schedule A to this Distribution Plan (each individually referred to as the “Trust”, or collectively, the “Trusts”), severally, on behalf of each of its series of common stock or of beneficial interest, as the case may be, set forth in Schedule A to this Distribution Plan (each, a “Fund”), describes the material terms and conditions under which assets of a Fund may be used to compensate the Fund’s principal underwriter, within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), brokers, dealers and other financial intermediaries (collectively “Financial Intermediaries”) for providing personal services to shareholders and/or the maintenance of shareholder accounts with respect to each of the Class A Shares and Class A5 Shares of beneficial interest (collectively, the “Class A Shares”), the Class B Shares and Class B5 Shares of beneficial interest (collectively, the “Class B Shares”), the Class C Shares and Class C5 Shares of beneficial interest (collectively, the “Class C Shares”) and the Class R Shares and Class R5 Shares of beneficial interest (collectively, the “Class R Shares”). The Class A Shares, Class B Shares, Class C Shares and Class R Shares sometimes are referred to herein collectively as the “Shares.” Each class of Shares is offered and sold subject to a different combination of front-end sales charges, distribution fees, service fees and contingent deferred sales charges.1 Classes of Shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as “Front-End Classes” and the Shares of such classes are referred to herein as “Front-End Shares.” Classes of Shares, if any, subject to a contingent-deferred sales charge and a distribution and/or a service fee are referred to herein as “CDSC Classes” and Shares of such classes are referred to herein as “CDSC Shares.” Classes of Shares, if any, subject to a front-end sales charge, a contingent-deferred sales charge and a distribution and/or service fee are referred to herein as “Combination Classes” and Shares of such class are referred to herein as “Combination Shares.” Certain large purchases of Class A Shares are Combination Shares.
     Each Fund has adopted this Service Plan pursuant to which the Fund is authorized to expend on an annual basis a portion of its average net assets attributable to each class of Shares for providing personal services to shareholders and/or the maintenance of shareholder accounts. Each Fund also has entered into distribution agreements (the “Distribution Agreements”) with Invesco Aim Distributors, Inc. (the “Distributor”), pursuant to which the Distributor acts as the principal underwriter with respect to each class of Shares and master related agreements (“Master Related Agreements”) with the Distributor in connection with the implementation of this Service Plan. The Distribution Agreement for Class B Shares is a combined distribution agreement and related agreement. Pursuant to the Master Related Agreements (and the Distribution Agreement in the case of Class B Shares), the Distributor may implement this Service Plan directly or through third parties.
          1. The Fund hereby is authorized to pay a service fee with respect to its Class A Shares, Class B Shares, Class C Shares and Class R Shares to the Distributor who may use such payments to pay a service fee to any Financial Intermediary who provides personal

[1]	The Fund is authorized to offer multiple classes of shares pursuant to a Rule 18f-3 Plan adopted under the 1940 Act.

services to shareholders and/or maintains shareholder accounts in an annual amount not to exceed 0.25% of the average annual net asset value of the Shares maintained in the Fund by such person with respect to Shares that (i) were sold on or after the date on which this Service Plan was first implemented; (ii) were sold by Van Kampen Funds Inv. Pursuant to service plans that terminated upon assignment as a result of the acquisition by Invesco Ltd. of the retail investment management business of Morgan Stanly; and (iii) were issued upon exchange for shares of beneficial interest of another fund distributed by the Distributor. The aggregate annual amount of all such payments with respect to each such class of Shares may not exceed 0.25% of the Fund’s average annual net assets attributable to the respective class of Shares and maintained in the Fund more than one year.
          2. Payments pursuant to this Service Plan may be paid or prepaid on behalf of the Fund by the Distributor acting as the Fund’s agent.
          3. Payments by a Fund to the Distributor pursuant to this Service Plan shall not be made more often than monthly upon receipt by the Fund of a separate written expense report with respect to each class of Shares setting forth the expenses qualifying for such reimbursement allocated to each class of Shares and the purposes thereof.
          4. In the event that amounts payable hereunder with respect to a class of Shares do not fully reimburse the Distributor for pre-paid service fees, such unreimbursed service fee expenses will be carried forward and paid by the Fund hereunder in future years so long as this Service Plan remains in effect, subject to applicable laws and regulations. Reimbursements for service fee related expenses payable hereunder with respect to a particular class of Shares may not be used to subsidize services provided with respect to any other class of Shares.
          5. A Fund shall not compensate the Distributor, and the Distributor shall compensate any Financial Intermediary, for any service related expenses incurred with respect to a class of Shares prior to the date that such Financial Intermediary enters into a Service Agreement with the Distributor, Van Kampen Funds Inc. or a Van Kampen fund.
          6. Pursuant to the Master Related Agreements (or the Distribution Agreement in the case of Class B Shares), Distributor may enter into Service Agreements with certain Financial Intermediaries to provide compensation to such Financial Intermediaries for activities and services of the type referred to in Paragraph 1 hereof.
          7. The Fund and the Distributor shall prepare separate written reports for each class of Shares and shall submit such reports to the Fund’s Board of Trustees on a quarterly basis summarizing all payments made by them with respect to each class of Shares pursuant to this Service Plan and the agreements contemplated hereby, the purposes for which such payments were made and such other information as the Board of Trustees or the Disinterested Trustees may reasonably request from time to time, and the Board of Trustees shall review such reports and other information.
          8. This Service Plan may be terminated with respect to a class of Shares without penalty at any time by a majority of the Disinterested Trustees or by a “majority of the outstanding voting securities” of the respective class of Shares of the Fund.
          9. This Service Plan shall become effective upon its approval by (a) a majority of the Board of Trustees and a majority of the Disinterested Trustees by vote cast separately with respect to each class of Shares cast in person at a meeting called for the purpose of voting on this Service Plan, and (b) with respect to each class of Shares, a “majority of the outstanding voting securities” (as such phrase is defined in the 1940 Act) of such class of Shares voting separately as a class.
          10. This Service Plan and any agreement contemplated hereby shall continue in effect beyond June 30, 2010 only so long as (a) its continuation is approved at least annually in the manner set forth in clause (a) of paragraph 10 above and (b) the selection and nomination of those Trustees of the Fund who are not “interested persons” of the Fund are committed to the discretion of such Trustees.
          11. This Service Plan may not be amended to increase materially the maximum amounts permitted to be expended hereunder except with the approval of a “majority of the outstanding voting securities” of the respective class of Shares of the Fund. This Service Plan may not be amended in any material respect except with the approval of a majority of the Disinterested Trustees. Amendments required to conform this Service Plan to changes in the 1940 Act, the rules and regulations thereunder or the Conduct Rules of the Financial Industry Regulatory Authority shall not be deemed to be material amendments.
          The Trustees of the Trust have adopted this Service Plan as trustees under the Declaration of Trust of the Trust and the policies of the Trust adopted hereby are not binding upon any of the Trustees or shareholders of the Trust individually, but bind only the trust estate.
Adopted
[                , 2010]

SCHEDULE A
SERVICE PLAN
AIM COUNSELOR SERIES TRUST

Funds	Shares
Invesco Van Kampen American Franchise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Core Equity Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Equity and Income Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Equity Premium Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Growth and Income Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Money Market Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Pennsylvania Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Small Cap Growth Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Tax Free Money Fund	Class A Shares

AIM GROWTH SERIES

Funds	Shares
AIM Balanced-Risk Retirement Now Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2010 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2020 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2030 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2040 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
AIM Balanced-Risk Retirement 2050 Fund	Class A5 Shares
Class C5 Shares
Class R5 Shares
Invesco Van Kampen Asset Allocation Conservative Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Asset Allocation Growth Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Asset Allocation Moderate Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Harbor Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Leaders Fund	Class A Shares
Class B Shares
Class C Shares

Funds	Shares
Invesco Van Kampen Real Estate Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen U.S. Mortgage Fund	Class A Shares
Class B Shares
Class C Shares
AIM INVESTMENT FUNDS

Funds	Shares
Invesco Van Kampen Emerging Markets Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Bond Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Global Equity Allocation Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Franchise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Global Tactical Asset Allocation Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen International Advantage Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen International Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
AIM INVESTMENT SECURITIES FUNDS

Funds	Shares
AIM Money Market Fund	Class A5 Shares
Class B5 Shares
Class C5 Shares

Funds	Shares
Invesco Van Kampen Core Plus Fixed Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Corporate Bond Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Government Securities Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen High Yield Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Limited Duration Fund	Class A Shares
Class B Shares
Class C Shares
AIM SECTOR FUNDS

Funds	Shares
Invesco Van Kampen American Value Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Capital Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Comstock Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen Enterprise Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Mid Cap Growth Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares

Funds	Shares
Invesco Van Kampen Small Cap Value Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Technology Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Utility Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Value Opportunities Fund	Class A Shares
Class B Shares
Class C Shares
AIM TAX-EXEMPT FUNDS

Funds	Shares
Invesco Van Kampen California Insured Tax Free Fund	Class A Shares
Class B Shares
Class C Shares
Class R Shares
Invesco Van Kampen High Yield Municipal Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Insured Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Intermediate Term Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen New York Tax Free Income Fund	Class A Shares
Class B Shares
Class C Shares
Invesco Van Kampen Strategic Municipal Income Fund	Class A Shares
Class B Shares
Class C Shares